                                  EXHIBIT 5(a)

Form of Sub-Investment Adivisory Agreement Between CL Capital Management, Inc.
              (CLCM) and Canada Life of America Series Fund, Inc.

                          INVESTMENT ADVISORY AGREEMENT

       AGREEMENT made this 1st day of May, 1995, between CL CAPITAL MANAGEMENT, INC., a Georgia corporation (hereafter referred to as the "Investment Advisor"), and CANADA LIFE OF AMERICA SERIES FUND, INC., a Maryland corporation (hereinafter referred to as the "Fund").

                                   WITNESSETH

       WHEREAS, the Fund engages in business as a diversified, open-end, management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act") and currently has six classes of stock, designated the Equity Series, the Bond Series, the Money Market Series, Capital Series, International Equity Series and the Managed Series (each a "Series"; together, the "Series"); and

       WHEREAS, the Investment Adviser engages principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

       WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the aforementioned Series, on the terms and conditions set forth in this Investment Advisory Agreement (the "Agreement").

       NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Investment Adviser hereby agree to this Agreement as follows:

                                    ARTICLE I

                        DUTIES OF THE INVESTMENT ADVISER

       The Fund hereby employs the Investment Adviser to act as the manager and investment adviser of each Series of the Fund now established and, upon written notice thereof to the Investment Adviser, of each Series established hereafter, and to furnish (or in connection with management services, arrange for affiliates to furnish), the management and investment advisory services described below, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. In connection therewith, the Investment Adviser may retain subadvisers with respect to one or more Series to render such services and to assume the obligations herein set forth, subject to the provisions of the Investment Company Act. The Investment Adviser and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

       (a) Management Services. The Investment Adviser shall perform (or arrange for the performance by its affiliates of) the management and administrative services necessary for the operation of the Fund, including processing shareholder orders, administering shareholder accounts and handling shareholder relations. The Investment Adviser shall provide the Fund with office space, equipment, facilities and such other services as the Investment Adviser, subject to review by the Board of Directors of the Fund, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder service agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Investment Adviser shall make reports to the Board of Directors of the Fund of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

       (b) Investment Advisory Services. The Investment Adviser shall provide the Fund with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of each Series of the Fund, shall furnish continuously an investment program for each Series, shall determine from time to time which securities shall be purchased, sold or exchanged and what portions of the Series shall be held in the various securities in which the Series invests or cash, and shall take such steps as are necessary to implement any overall investment plan for each Series, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments. The Investment Adviser's services shall be subject always to the control and supervision of the Board of Directors, the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act, the statements relating to the Series' investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective prospectus relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Prospectus"), appropriate state insurance laws, and any applicable provisions of the Internal Revenue Code of 1986. The Investment Adviser shall also make decisions for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Directors of the Fund at any time make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

       The Investment Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Fund to give instructions to the Custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Investment Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board of Directors of the Fund and set forth in the Prospectus.

Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Fund is affiliated.

       In addition to seeking the best price and execution, the Investment Adviser may also take into consideration research and statistical information and wire and other quotation services provided to the Investment Adviser. However, the Investment Adviser shall select only brokers whose commissions it believes are reasonable. The Investment Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Investment Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

       (a) The Investment Adviser. The Investment Adviser assumes the expense of and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide the office space, equipment and facilities which it is obligated to provide under
Article I hereof, and shall pay all compensation of officers of the Fund and all Directors of the Fund who are affiliated persons of the Investment Adviser.

       (b) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation, the following: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports and prospectuses (except to the extent such prospectuses are used in connection with the sale and distribution of investment company securities), charges of the Custodian and Transfer Agent, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under federal and state securities laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Investment Adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund.

                                   ARTICLE III

                     COMPENSATION OF THE INVESTMENT ADVISER

       For the services rendered, the facilities furnished and expenses assumed by the Investment Adviser, each Series of the Fund shall pay to the Investment Adviser at the end of each calender month a fee based upon the average daily value of the net assets of the Series, as determined and computed in accordance with the description of the determination of the net asset value contained in the Prospectus, at the annual rate specified below:

       Equity Series                      .50%
       Bond Series                        .50%
       Managed Series                     .50%
       Capital Series                     .50%
       Money Market Series                .50%
       International Equity Series        .80%

commencing with respect to each Series on the day following the effectiveness hereof with respect to such Series. During any period when the determination of net asset value is suspended by the Board of Directors of the Fund, the net asset value of a Series as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until net asset value is again determined.

                                   ARTICLE IV

               LIMITATION OF LIABILITY OF THE INVESTMENT ADVISOR

       The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for (i) willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder, and (ii) negligence or misconduct in connection with management services. As used in this Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and Directors, officers, and employees of the Investment Adviser and such affiliates.

                                    ARTICLE V

                      ACTIVITIES OF THE INVESTMENT ADVISER

       The services of the Investment Adviser to the Fund are not deemed to be exclusive, and the Investment Adviser is free to render services to others, so long as the Investment Adviser's services under this Agreement are not impaired. It is understood that Directors, officers, employees, and shareholders of the Fund are or may become interested in the Investment Adviser, as Directors, officers, employees, and shareholders or otherwise, and the Investment Adviser may become interested in the Fund as a shareholder or otherwise.

       It is agreed that the Investment Adviser may use any supplemental investment research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts. The Investment Adviser or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Investment Adviser or other entities advised by the Investment Adviser will be considered by and may be useful to the Investment Adviser in carrying out its obligations to the Fund.

       Securities held by the Fund may also be held by separate investment accounts or other mutual funds for which the Investment Adviser may act as an adviser or by the Investment Adviser or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Investment Adviser or its affiliates or for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Fund or other entities for which the Investment Adviser or its affiliates act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Fund agrees that the Investment Adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Fund recognizes that there may be an adverse effect on price.

       It is agreed that, on occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws or regulations, but will not be obligated to, aggregate the securities to be sold or purchased for other accounts or companies in order to obtain favourable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such other accounts or companies. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Series of the Fund.

                                   ARTICLE VI

                               BOOKS AND RECORDS

       The Investment Adviser agrees that all books and records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such books, records or information upon the Fund's request. All such books and records shall be made available, within five business days of a written request, to the Fund's accountants or auditors during regular business hours at the Investment Adviser's offices. The Fund or its authorized representative shall have the right to copy any records in the possession of the Investment Adviser which pertain to the Fund. Such books, records, information or reports shall be available to properly constituted governmental authorities consistent with state and federal law and/or regulations. The Investment Adviser shall keep confidential and shall not disclose or use any records or information obtained pursuant to this Agreement except as expressly required by state or federal law and/or regulations. In the event of the termination of this Agreement, all such books, records, or other information shall be returned to the Fund free from any claim or assertion of rights by the Investment Adviser.

                                   ARTICLE VII

                   DURATION AND TERMINATION OF THIS AGREEMENT

       As to the Equity Series, Bond Series, Managed Series, Money Market Series, Capital Series and International Series of the Fund, this Agreement shall become effective as of the date first above written. As to each Series of the Fund created subsequent to the effective date of this Agreement, this Agreement shall not become effective unless and until it is approved by the Fund's Board of Directors, including a majority of Directors who are not parties to this Agreement or interested persons of any such party to this Agreement, and shall continue in effect until the date of the first annual or special meeting of shareholders of such Series. This Agreement shall continue in effect from year to year with respect to each Series of the Fund so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of such Series of the Fund and (ii) a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may be terminated at any time as to any Series or all Series, without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of such Series, or by the Investment Adviser, on sixty days written notice to the other party. This Agreement may be terminated for "cause" at any time by the Board of Directors of the Fund. "Cause" is defined and limited for this purpose to mean willful misfeasance, bad faith, or gross negligence by the Investment Adviser in the performance of its duties or reckless disregard by it of its obligations and duties under this Agreement. If this Agreement is terminated only with respect to one or more, but less than all, of the Series, the Agreement shall remain in effect with respect to the remaining Series. This Agreement shall Automatically terminate in the event of its assignment.

                                  ARTICLE VIII

                          AMENDMENTS OF THIS AGREEMENT

       This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of each Series of the Fund affected by such amendment, and (ii) a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                   ARTICLE IX

                          DEFINITIONS OF CERTAIN TERMS

       The term "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

                                    ARTICLE X

                                 GOVERNING LAW

       This Agreement shall be construed in accordance with laws of the State of Georgia, and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Georgia, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        CL CAPITAL MANAGEMENT, INC.

                                        By: /s/ Hubert Atkinson
                                            ----------------------------
                                            /s/
                                            ----------------------------

                                        CANADA LIFE OF AMERICA SERIES FUND, INC.

                                        By: /s/
                                            ----------------------------
                                            /s/
                                            ----------------------------